Exhibit 10.11

ARXIS, INC.

2026 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Arxis, Inc. (the “Company”) has granted the individual named below (the “Participant”) an Award of Restricted Stock Units (“RSUs” or the “Award”) pursuant to the Arxis, Inc. 2026 Omnibus Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and this Restricted Stock Unit Agreement, which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all other exhibits and appendices hereto (all together, the “Award Agreement”). Capitalized terms not otherwise defined herein shall have the same meaning as ascribed to them in the Plan.

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant: [•]

Grant Date:	[DATE]

Number of RSUs:	[•]

Vesting Schedule:

Subject to Section 3 of the Award Agreement:

•

[[•] number of RSUs shall vest immediately upon the Grant Date; and]

•

[[•] of RSUs will vest in two equal 50% installments on each of the first and second anniversaries of the Grant Date.]

The grant of RSUs to the Participant pursuant to this Award Agreement is subject to Participant’s affirmative acceptance of this Award Agreement and the RSUs granted hereunder, which may be electronic, by no later than thirty (30) days after the Grant Date. If the Participant does not affirmatively accept this Award Agreement and the Award, the Company will cancel the Award and the RSUs granted hereunder will be immediately forfeited and canceled in their entirety without any payment or consideration being due from the Company. By accepting the Award, the Participant:

•

acknowledges that the Award is issued in connection with the cancellation of Participant’s unvested [Value Creation Bonus][Growth Participation Units] granted pursuant to that [Value Creation Bonus][Growth Participation Units] Agreement by and among Participant and [•], a Delaware limited liability company (the “[VCB][GPU]Agreement”), and that such [Value Creation Bonus][Growth Participation Units] and Participant’s rights under the [VCB][GPU]Agreement have been cancelled and terminated and shall be of no further force or effect;

•

agrees that the Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document;

•	acknowledges receipt of a copy of the Plan;

•

acknowledges that Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement; and

•	agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions relating to the Plan and the Award Agreement.

2

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant of RSUs. The Company hereby grants to the individual (the “Participant”) named in the Notice of Restricted Stock Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units (“RSUs” or the “Award”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Company’s Obligation to Deliver and Settle. Each RSU represents the right to receive one Share (or the cash equivalent of one Share, to the extent the Committee determines necessary or advisable based on Participant’s jurisdiction of employment), subject to the terms of this Award Agreement. Unless and until the RSUs will have vested, Participant will have no right to settlement of any such RSUs. Prior to actual settlement of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting. The RSUs awarded by this Award Agreement will vest in accordance with the Vesting Schedule included in the Notice of Grant, subject to the Participant’s continuous service with the Company and or its applicable Affiliate through each applicable vesting date. Unless determined otherwise by the Committee, any unvested portion of the Award shall be immediately forfeited for no consideration upon the Participant’s Termination of Service for any reason.

4. Change in Control. In the event of a Change in Control, the RSUs will be treated in accordance with Section 12(c) of the Plan.

5. Settlement after Vesting. Subject to Section 7, any vested RSUs will be settled to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares (or, to the extent the Committee determines necessary or advisable based on Participant’s jurisdiction of employment, in cash). Such vested RSUs shall be settled as soon as practicable after the applicable vesting date set forth in the Notice of Grant, but in each such case within sixty (60) days following the applicable vesting date, and in no event later than the date that is two and one-half months following the end of the fiscal year of the Company in which the RSUs cease to be subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any vested RSUs payable under this Award Agreement.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary (to the extent such designation is permitted by the Company and the Company has determined it to be valid under applicable law), or if no beneficiary has been validly designated or no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Tax Obligations.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or parent or Subsidiary to which Participant is providing services (the Company, together with the Employer and/or parent or Subsidiary to which Participant is providing services, the “Service Recipient”), the ultimate liability for any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Service Recipient. Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Service Recipient to satisfy all Tax Obligations. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares (or cash) or proceeds from the sale of Shares.

(b) Committee Discretion. The Participant authorizes the Committee, in its discretion, to determine the method by which the Service Recipient will satisfy Participant’s Tax Obligations, which may include, in whole or in part (without limitation), if permissible by Applicable Laws, (i) cash payment in U.S. dollars, (ii) payment by check designated in U.S. dollars, (iii) withholding from Participant’s wages or other cash compensation paid to Participant by the Service Recipient, (iv) a procedure whereby the Participant delivers or is deemed to deliver irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares and to deliver promptly to the Service Recipient an amount of the proceeds of such sale equal to the amount of the Tax Obligations, (v) withholding in Shares otherwise issuable upon settlement of the vested RSUs or (vi) any other method (or combination thereof) approved in the sole discretion of the Committee.

Depending on the withholding method, the Service Recipient may withhold or account for the Tax Obligations by considering minimum statutory withholding rates or other withholding rates, including maximum applicable rates in Participant’s jurisdiction, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the Tax Obligations are satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of Shares are held back solely for the purpose of satisfying the Tax Obligations.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends or Dividend Equivalents and distributions on such Shares.

9. Dividend Equivalents. RSUs will not entitle the Participant to any dividends with respect to the underlying Shares unless and until the RSUs are settled in accordance with Section 5 above. Notwithstanding the foregoing, if any dividend is declared on Shares, the Participant shall receive a payment in the same amount as the dividend the Participant would have received if he or she held Shares in respect of his or her vested or unvested RSUs held but not previously forfeited immediately prior to the record date of the dividend (a “Dividend Equivalent”). No such Dividend Equivalents will be paid to the Participant with respect to any RSU that is thereafter cancelled or forfeited prior to the applicable vesting date. The Committee will determine the form of payment in its sole discretion and may pay Dividend Equivalents in Shares, cash or a combination thereof. The Company will pay the Dividend Equivalents within sixty (60) days following the vesting date of the RSUs to which such Dividend Equivalents relate.

10. Grant Is Not Transferable. Except to the limited extent provided in Section 6, Section 13(d) of the Plan will govern the transferability of the RSUs. In addition, the RSUs and the Shares thereunder shall be subject to the terms of any lock-up restrictions required by the underwriters in connection with the initial public offering of the Shares.

11. Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:

(a) the Award is exceptional, voluntary and occasional and does not create any contractual right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;

(b) all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;

(c) Participant is voluntarily participating in the Plan;

(d) the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;

(e) for purposes of the Award, Participant’s status as an Employee will be considered terminated as of the date Participant is no longer actively providing services to the Service Recipient, and, unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Committee; the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Award (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law); and

(f) unless otherwise agreed with the Company, the Award and Shares subject to the Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide to the Service Recipient.

12. Acknowledgements.

(a) Participant has reviewed the Award Agreement and the terms of the Award with his or her own personal tax, legal and financial advisors. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.

(b) Participant acknowledges that the Service Recipient (i) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired pursuant to the Award and the receipt of any dividends or Dividend Equivalents or other distributions, and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result.

(c) The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.

13. Clawback. The Award and the Shares subject to the Award will be subject to recovery pursuant to any law, government regulation, or stock exchange listing requirement, including, without limitation, pursuant to the Arxis, Inc. Compensation Recoupment Policy (as it may be amended from time to time) or any other policy of the Company required to be adopted pursuant to such law, government regulation, or stock exchange listing requirement.

14. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Arxis, Inc., 1332 Blue Hills Avenue, Bloomfield, CT 06002 United States or at such other address as the Company may hereafter designate in writing.

15. Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of the Award Agreement. If Participant has received the Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

16. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall be binding upon and inure to the benefit of any assignee or successor of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.

17. Interpretation. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not the Award has vested). The Committee’s decisions, determinations and interpretations will be final and binding on Participant and any other holders of the Award or other interested persons. Neither the Committee nor any person acting on behalf of the Committee will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21. Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and Participant should consult his or her personal legal advisor on this matter.

22. Amendment, Suspension or Termination of the Plan. By accepting the Award, Participant expressly warrants that he or she has received an Award under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

23. Modifications to the Award Agreement. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Subject to Sections 5(c) and 14 of the Plan, modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Award.

24. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

25. Governing Law and Venue. This Award Agreement and the Award will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in any United States federal court located in the State of Delaware or any other state court in the State of Delaware, and no other courts.

26. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Award Agreement or the transactions contemplated hereby.

27. Adjustment. The Award shall be subject to adjustment in accordance with Section 5(c) of the Plan, the terms of which are incorporated herein by reference.

28. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, for the avoidance of doubt, the [VCB][GPU] Agreement), and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.